UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2020

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC		15006
(Address of Principal Executive Offices)		(Zip Code)

(86) 451-8434-6600
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	CXDC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

China XD Plastic Company Limited (the “Company”) is furnishing this Current Report on Form 8-K to avail itself of an extension to file its quarterly report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), originally due on May 15, 2020. Specifically, the Company is relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 (which extended and superseded a prior order issued on March 4, 2020), pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”), regarding exemptions granted to certain public companies. The Order allows a registrant up to an additional 45 days after the original due date of certain reports required to be filed with the SEC if a registrant’s ability to file such report timely is affected due to COVID-19.

As previously reported in the Current Report on Form 8-K, dated March 26, 2020, the Company currently operates a substantial portion of its manufacturing facilities in the People’s Republic of China (the “PRC”), and the Company’s corporate headquarters are located at Harbin, Heilongjiang Province, in the PRC. As a result of the outbreak of COVID-19 in the PRC, the Company has temporarily closed its manufacturing facilities and offices in the PRC in accordance with the requirements of the PRC government, and requested its employees to work remotely. Employees affected include certain of the Company’s financial reporting staff responsible for assisting the Company in the preparation of its financial statements. Such delays have been further exacerbated by delays which occurred in connection with the preparation of the Company’s Quarterly Report, for the same reasons described above. The Company has also been delayed in preparing the Quarterly Report due to delays in obtaining information from third parties who have similarly been unavailable and impacted by COVID-19. This has, in turn, delayed the Company’s ability to complete its financial reporting process and prepare the Quarterly Report. In view of these circumstances, the Company will not be able to file its Quarterly Report by May 15, 2020 without undue hardship and expense to the Company.

Given the effective COVID-19 containment measures implemented in China, the Company has gradually resumed the normal working hours and business operations for most of its manufacturing facilities and offices since April 2020. Accordingly, in reliance upon the Order, the Company currently expects to file its Quarterly Report on Form 10-Q approximately 45 days after May 15, 2020. The Company will evaluate its need for an additional extension under Rule 12b-25 of the Securities Exchange Act of 1934 at that time, as contemplated by the Order.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to the anticipated timing of the filing of Company’s quarterly reports under the Securities Exchange Act of 1934; the expected impact of the COVID-19 outbreak on the Company’s financial reporting capabilities and its operations generally, and the potential impact of such virus on the Company’s operation and financial condition. The Company has attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “expects,” “can,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Such statements are subject to certain risks and uncertainties, including the matters set forth in this Form 8-K or other reports or documents the Company files with the Securities and Exchange Commission from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. The Company’s expectations are as of the date this Form 8-K is filed, and the Company does not intend to update any of the forward-looking statements after the date this Form 8-K is filed to conform these statements to actual results, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2020

CHINA XD PLASTICS COMPANY LIMITED

By: /s/ Jie HAN

Name: Jie HAN

Title: Chief Executive Officer